Exhibit 99.1
Masimo Reports Preliminary Second Quarter 2015 Financial Results
Complete second quarter 2015 financial results will be announced on Tuesday, August 4, 2015
IRVINE, Calif., July 21, 2015 - Masimo Corporation (NASDAQ: MASI) today announced certain preliminary financial results for the second quarter ended July 4, 2015.
While Masimo’s financial results for the quarter will not be final until earnings are fully announced on August 4, 2015, Masimo expects that its product revenue for the second quarter of 2015 will range from $147.0 million to $148.0 million, and that its royalty revenue for the quarter will be approximately $8.0 million. As a result, Masimo now expects its total second quarter revenues to range from $155.0 million to $156.0 million. Masimo also estimates that its second quarter of 2015 fully-diluted GAAP earnings per share will be between $0.35 and $0.36.
The preliminary financial information presented in this press release is based on Masimo’s current expectations and may be adjusted as a result of, among other things, completion of customary quarterly review procedures. Management plans to discuss Masimo’s complete second quarter 2015 financial results after the market closes on Tuesday, August 4, 2015.
Details for Second Quarter 2015 Financial Results Conference Call
The conference call to review Masimo’s complete financial results for the second quarter ended July 4, 2015 will begin at 1:30 p.m. PT (4:30 p.m. ET) on August 4, 2015 and will be hosted by Joe Kiani, Chairman and Chief Executive Officer, and Mark P. de Raad, Executive Vice President and Chief Financial Officer.
A live webcast of the conference call will be available online from the investor relations page of the company’s corporate website at www.masimo.com. The dial-in numbers are (888) 520-7182 for domestic callers and +1 (706) 758-3929 for international callers. The reservation code for both dial-in numbers is 84990153. After the live webcast, the call will be available on Masimo’s website through September 1, 2015. In addition, a telephonic replay of the call will be available through August 18, 2015. The replay dial-in numbers are (800) 585-8367 for domestic callers and +1 (855) 859-2056 for international callers. Please use reservation code 84990153.
About Masimo
Masimo (NASDAQ: MASI) is a global leader in innovative noninvasive monitoring technologies that significantly improve patient care-helping solve “unsolvable” problems. In 1995, the company debuted Measure-Through-Motion and Low-Perfusion™ pulse oximetry, known as Masimo SET®, which virtually eliminated false alarms and increased pulse oximetry’s ability to detect life-threatening events. More than 100 independent and objective studies have shown that Masimo SET® outperforms other pulse oximetry technologies, even under the most challenging clinical conditions, including patient motion and low peripheral perfusion. In 2005, Masimo introduced rainbow SET® Pulse CO-Oximetry technology, allowing noninvasive and continuous monitoring of blood constituents that previously could only be measured invasively, including total hemoglobin (SpHb®), oxygen content (SpOC™), carboxyhemoglobin (SpCO®), methemoglobin (SpMet®), and Pleth Variability Index (PVI®), in addition to SpO2, pulse rate, and perfusion index (PI). Additional information about Masimo and its products may be found at www.masimo.com.
Forward-Looking Statements
All statements other than statements of historical facts included in this press release that address activities, events or developments that we expect, believe or anticipate will or may occur in the future are forward-looking statements including, in particular, the statements about our expectations for second quarter 2015 product revenues, royalty revenue, total revenues and earnings per share. These forward-looking statements are based on management’s current expectations and beliefs and are subject to uncertainties and factors, all of which are difficult to predict and many of which are beyond our control and could cause actual results to differ materially and adversely from those described in the forward-looking statements. These risks include, but are not limited to, those related to: completion of customary quarterly review procedures impacting, among other items, currently assumed product gross profit margins, operating expenses, other income and expense, effective tax rate and weighted average shares outstanding; and other factors discussed in the “Risk Factors” section of our most recent periodic reports filed with the Securities and Exchange Commission (“SEC”), including our most recent Form 10-K and Form 10-Q, all of which you may obtain for free on the SEC’s website at www.sec.gov. Although we believe that the expectations reflected in our forward-looking statements are reasonable, we do not know whether our expectations will prove correct. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, even if subsequently made available by us on our website or otherwise. We do not undertake any obligation to update, amend or clarify these forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

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Investor Contact: Eli Kammerman	Media Contact: Irene Paigah
(949) 297-7077	(858) 858-7001
ekammerman@masimo.com	irenep@masimo.com
Masimo, SET, Signal Extraction Technology, Improving Patient Outcome and Reducing Cost of Care... by Taking Noninvasive Monitoring to New Sites and Applications, rainbow, SpHb, SpOC, SpCO, SpMet, PVI are trademarks or registered trademarks of Masimo.